Exhibit 10-V
EXECUTIVE SHORT-TERM INCENTIVE PLAN

The following is a description of the 1994 Executive Short-Term Incentive Plan, which is not otherwise set forth in a formal plan document.

(bullet) Annual incentive plan

(bullet) Financial threshold must be achieved for any awards to be paid
       (bullet) Return on Equity of 12.65%

(bullet) For CEO and Management Committee, results are based on reaching corporate measures at minimum, target and maximum performance levels
       (bullet) Return on Equity
       (bullet) Total Electric Cost per KWH Delivered
       (bullet) Safety

(bullet) For members of Officer Team and other participants
       (bullet) Corporate measures noted above weighted 50%
       (bullet) Business unit measures weighted 50%; unit measures correspond with those in the Employee Incentive Plan

(bullet) Award opportunity based on percentage of salary at target performance level
      (bullet) CEO: 20%
      (bullet) Management Committee: 15%
      (bullet) Officer Team: 12%
      (bullet) Senior Managers: 10%

(bullet) Payouts made in cash only

(bullet) Includes approximately 100 executive and senior managers

(bullet) Deferrals in phantom stock

(bullet) Deferral periods
     (bullet) Irrevocable elections are made prior to beginning of performance periods
(bullet) Incentive awards are not included in benefits calculations